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                                  EXHIBIT 24.2

                                   CONSENT OF
                            MAZARS AND COMPANY, LLP
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                                [LOGO MAZARS]


                            MAZARS AND COMPANY LLP

                         CERTIFIED PUBLIC ACCOUNTANTS




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated February 15, 1996 and March 22, 1996 as to Note 20 of UC'NWIN Systems Corporation included in its Form 10-K/A.



MAZARS AND COMPANY LLP


Certified Public Accountants
August 13, 1996
New York, New York







                   140 East 45th Street  New York, NY 10017


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